UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
March 9, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On March 9, 2011, Clearwire US LLC (“Clearwire US”), an indirect subsidiary of Clearwire Corporation (the “Company”) and Amdocs Software Systems Limited (“Amdocs”) entered into an Amendment (the “Amendment”) to the Customer Care and Billing Services Agreement (the “Agreement”) that was originally entered into by the parties on March 31, 2009. The Agreement calls for Amdocs to provide a customized customer care and billing platform (the “Platform”) to Clearwire US and its subsidiaries and affiliates.
     The Amendment reflects changes related to Clearwire US’s decision to (1) continue to use, and expand the use of, the Platform to support customer care and billing services for its wholesale business and (2) remain on its existing care and billing system that Amdocs also maintains for Clearwire US for its retail business. The Amendment cancels services no longer needed, such as support of system environments used for development and testing of the retail Platform. The Amendment also reduced the overall fees associated with support & customization for both the Platform and the retail care and billing system. The initial term of the Agreement and termination rights remain unchanged. Also, the license and support term of the retail care and billing system has been extended to be coterminous with the Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: March 15, 2010	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President, General Counsel and Secretary